KNOWLES CORPORATION EXECUTIVE SEVERANCE PLAN (As Amended and Restated Effective April 27, 2020) Introduction This Knowles Corporation Executive Severance Plan (the “Plan”) sets forth the policy of Knowles Corporation, a Delaware corporation (“Knowles”), and each of its Subsidiaries (as defined in Article 13) which employs an “Eligible Executive” (as defined in Article 1) with respect to “Severance Payments” (as defined in Article 5) payable to an Eligible Executive under the Plan. (Knowles and such Subsidiaries are collectively referred to as the “Company”.) This Executive Severance Plan constitutes the plan document and summary plan description for the Plan. The following provisions constitute an amendment, restatement and continuation of the Plan as of April 27, 2020. Certain capitalized terms not otherwise defined in the text are defined in Article 13 of the Plan. Article 1. Who is Eligible for Participation in the Plan a. Eligible Executives. "Eligible Executives" are those employees of the Company who meet the following requirements: (i) the Chief Executive Officer of Knowles, Chief Financial Officer of Knowles, Business Unit Presidents of the Company, Senior Vice Presidents of the Company, and such other Vice Presidents of the Company who are designated as eligible by the Chief Executive Officer of Knowles from time to time, (ii) who are (A) employed in the United States, or (B) a U.S.-based employee temporarily assigned to the non-U.S. payroll of a Subsidiary on an expatriate assignment, and (iii) and, on the date of a covered termination of employment, remain in such a position. Only Eligible Executives shall be eligible to receive Severance Payments under the Plan. b. Effect of Employment Agreement. You shall not be eligible to participate in the Plan if you are party to a written agreement with the Company that provides for severance payments to you upon, or following, the termination of your employment. c. Other Plans. If you are eligible to participate in and receive benefits under this Plan, you shall not be eligible to participate in and receive any severance benefits under any other severance plan, policy, practice, or arrangement maintained by the Company for the same event, including, for the avoidance of doubt, if you become eligible to receive Severance Payments under the Knowles Corporation Senior Executive Change-in-Control Severance Plan (the “Executive Change-in-Control Plan”), you shall not be eligible to receive Severance Payments under this Plan. Article 2. How Do You Become Eligible for Severance Payments under the Plan You will be eligible for Severance Payments under the Plan if you are an Eligible Executive and your employment is terminated by the Company without “Cause” (“Termination Without Cause”). Article 3. What Events Make You Ineligible for Severance Payments under the Plan You will only by entitled to Severance Payments under the Plan if you satisfy the requirements of Article 2. You shall not be entitled to receive Severance Payments under this Plan if any of the following disqualifying events occur: a. Death or Disability. Your employment terminates due to death or upon your “Disability”. b. Voluntary Termination. You elect to terminate your employment with the Company or a successor for any reason, including without limitation, retirement (“Voluntary Termination”).

c. Termination for Cause. Your employment with the Company is terminated for Cause (“Termination for Cause”);  Your employment may be terminated for Cause by the Company effective upon the giving of written notice to you of such Termination for Cause, or effective upon another date as specified in such notice (“Notice of Termination for Cause”).  If within one (1) year after your Termination Without Cause, Knowles or its applicable affiliate determines that your employment could have been Terminated for Cause, your prior termination shall be recharacterized as a Termination for Cause upon Knowles or its applicable affiliate giving written notice to you (or to your estate in the event of your death). You (or your estate) shall have thirty (30) days to provide a written response to Knowles or it applicable affiliate. To the extent that Knowles or its applicable affiliate does not reverse its determination after receipt of your response, if any, you (or your estate) shall be obligated promptly to repay any Severance Payments paid to you under the Plan. Knowles or any of its affiliates may take appropriate legal action to seek to recover any Severance Payments from you or your estate. d. Sale. You work for a division, subdivision, plant, location, or entity which is sold or otherwise transferred to an entity other than Knowles and its Subsidiaries, regardless of whether the new owner offers continued or comparable employment to you. e. New Employer. You begin working for another employer (whether regular or temporary and whether full- time or part-time) in any capacity, including as a consultant or independent contractor, before your “Date of Termination”. You are required to immediately notify the Plan Administrator in writing if you begin another job prior to your Date of Termination. Article 4. What Amounts Other than Severance Payments May be Payable to You Regardless of whether you are eligible for Severance Payments under the Plan, you may be entitled to receive benefits (other than severance payments) for which you are expressly eligible following your Date of Termination to the extent you are entitled under the terms and conditions of any other plans, policies, programs and/or arrangements of the Company and any benefits payable under such plans will be provided in accordance with the terms of the applicable plan or arrangement and shall not be treated as benefits or payments provided under the Plan. Without limiting the generality of the foregoing, any equity or equity-based awards outstanding at the time of your termination will be subject to the applicable plan under which they were granted and any applicable award agreement. Article 5. What Severance Payments Are Payable under the Plan If you are eligible to receive Severance Payments under Article 2 above, and you have not become ineligible for the receipt of such Severance Payments due to a disqualifying event as described in Article 3 above or other provisions of the Plan, you shall be entitled to the following severance payments (the “Severance Payments”):  Base Salary continuation for a twelve (12) month period following your Date of Termination (the “Severance Pay Period”), plus an additional monthly amount equal to the then cost of the applicable premium for COBRA health continuation coverage for yourself and covered family members based on the type and level of health coverage in effect on your Date of Termination, if any, for the lesser of the Severance Period or the period that you receive COBRA benefits, with such payments to commence sixty (60) days from your Date of Termination, retroactive to your Date of Termination, provided that you have executed and not revoked a general release of claims against the Company within forty-five (45) days following the date of termination or should you later revoke or violate the Separation Agreement and Release, as set forth below; 2

 An additional Severance Payment equal to a pro rata portion (based upon the completed calendar months worked in the year in which your Date of Termination occurs), of the target annual incentive bonus payable for the year in which your Date of Termination occurs, with such amount to be payable when an annual incentive bonus is regularly paid to employees for the year in which your Date of Termination occurs, which amount may, in the discretion of the Compensation Committee (or, if applicable, the manager who approves your bonus) be reduced based upon attainment of the performance criteria applicable to your award for the year of termination.  If you die before receipt of all Severance Payments to which you are entitled, any payments due to you will be paid to your estate at the time they would have been payable to you.  The Company’s obligations to make Severance Payments to you are conditioned upon your timely execution (without revocation) of a separation agreement and a general release of all claims related to your employment and the termination of your employment in a form satisfactory to Knowles (the “Separation Agreement and Release”). The Separation Agreement and Release shall include a confidentiality covenant, a non-disparagement covenant, a covenant for the protection of intellectual property, and a non-competition and non-solicitation restriction for the duration of the Severance Pay Period, as more fully to be set forth in such Separation Agreement and Release. If you should fail to execute such Separation Agreement and Release within forty-five (45) days following the Date of Termination or should you later revoke or violate the Separation Agreement and Release, the Company shall not have any obligation to make the payments contemplated under this Plan and you shall refund any Severance Payments made to you.  Notwithstanding any other provision of this Plan to the contrary, in the event that you become entitled to severance benefits under the Executive Change-in-Control Plan as a result of a covered termination within the three month period preceding a change-in-control, your Severance Benefits paid under this Plan shall reduce the amount of the Severance Benefits payable under the Executive Severance Plan; provided, however that any reduction shall be made in a manner that does not violate section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Article 6. Claw-Back Provisions In addition to the right of the Company, under Article 3(c) and Article 5, to recover amounts paid to you, in the event that you shall (i) breach the non-competition, non-disparagement, non-solicitation, confidentiality, intellectual property or other covenants or provisions of the Separation Agreement and Release, or (ii) be required by any claw-back policies of the Company, as in effect from time to time, or by applicable law, to refund payments received from the Company as the result of a restatement of the financial statements of Knowles or any of its affiliates or other events or conduct as may be specified in such policies from time to time or as may be required by applicable law, you shall be obligated promptly to refund the Severance Payments made to you. Knowles or any of its affiliates may take appropriate legal action to seek to recover any Severance Payments from you or your estate. Article 7. Withholding Taxes Severance Payments are subject to all applicable federal, state, local and non-U.S. tax withholdings. Article 8. Section 409A of the Code Notwithstanding any other provision of the Plan, if any payment, compensation or other benefit provided to you in connection with your employment termination is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and you are a “specified employee” as defined in Code Section 409A(a)(2)(b)(i), no part of such payments shall be paid before the day that is six (6) 3 months plus one (1) day after your Date of Termination (such date, the “New Payment Date”). The aggregate of any payments that otherwise would have been paid to you during the period between your Date of Termination and the New Payment Date shall be paid to you in a lump sum on such New Payment Date. Thereafter, any payments that remain outstanding as of the day immediately following the New Payment Date shall be paid without delay over the time period originally scheduled in accordance with the terms of the Plan. If you die during the period between the Date of Termination and the New Payment Date, the amounts withheld on account of Code Section 409A shall be paid to your estate within ninety (90) days of your death. The provisions of the Plan are intended to be exempt from, or to comply with, the requirements of Code Section 409A, including without limitation, with the separation pay exemption and short-term deferral exemption of Code Section 409A. The Plan shall in all respects be administered in accordance with Code Section 409A and shall be interpreted in a manner to conform to the requirements of Code Section 409A. Notwithstanding anything in the Plan to the contrary, distributions may only be made under the Plan upon an event and in a manner permitted by Code Section 409A or an applicable exemption. All payments to be made upon a termination of employment under the Plan may only be made upon a “separation from service” or "termination of employment" within the meaning of Code Section 409A. For purposes of Code Section 409A, the right to a series of installment payments under the Plan shall be treated as a right to a series of separate payments. In no event may you, directly or indirectly, designate the calendar year of a payment. While the payments provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event will Knowles of any of its affiliates be liable for any additional tax, interest, or penalties that may be imposed on any person as a result of Section 409A of the Code. Article 9. Administration of Plan The “Plan Administrator” shall have the exclusive right, power, and authority, in its sole and absolute discretion, to administer, apply, and interpret the Plan and to decide all matters arising in connection with the operation or administration of the Plan to the extent not retained by Knowles as set forth herein. Without limiting the generality of the foregoing, the Plan Administrator shall have the sole and absolute discretionary authority to:  Make determinations as to whether an employee is, or is not, an Eligible Executive;  Take all actions and make all decisions with respect to the eligibility for, and the amount of, Severance Payments payable under the Plan;  Formulate, interpret and apply rules, regulations, and policies necessary to administer the Plan in accordance with its terms;  Decide questions, including legal or factual questions, with regard to any matter related to the Plan;  Conclusively construe and interpret the terms and provisions of the Plan and all documents which relate to the Plan and decide any and all matters arising thereunder including the right to remedy possible ambiguities, inconsistencies or omissions;  Investigate and make such factual or other determinations as shall be necessary or advisable for the resolution of appeals of adverse determinations under the Plan; and  Process, and approve or deny, claims for Severance Payments under the Plan and any appeals. 4

All determinations made by the Plan Administrator as to any question involving its respective responsibilities, powers and duties under the Plan shall be final and binding on all parties, to the maximum extent permitted by law. All determinations by Knowles referred to in the Plan shall be made by Knowles in its capacity as an employer and settlor of the Plan. Article 10. Modification or Termination of Plan Knowles reserves the right, in its sole and absolute discretion, to amend, modify, or terminate the Plan, in whole or in part, including any or all of the provisions of the Plan, for any reason, at any time, by action of the Compensation Committee. This Plan does not give an Eligible Executive any vested right to Severance Payments. If the Plan is amended or terminated, your rights to receive Severance Payments may be eliminated. No individual may become entitled to benefits or other rights under the Plan after the Plan is terminated. Article 11. Claims and Appeal Procedures Generally, it is not expected that an Eligible Executive will need to make a claim for benefits under the Plan. The Plan Administrator shall make a determination in connection with the termination of employment of an Eligible Executive as to whether a Severance Payment under the Plan is payable to such Eligible Executive and the amount thereof, taking into consideration any determination made by Knowles as to the circumstances regarding the termination, the potential applicability of a disqualifying event, or the Plan Administrator’s decision as to whether an employee is an Eligible Executive under the Plan. The Plan Administrator shall advise any Eligible Executive it determines is entitled to Severance Payments under the Plan as to the amount of Severance Payments payable under the Plan. The Plan Administrator may delegate any or all of its responsibilities under this section. a. Claim Procedures If, an Eligible Executive believes that he or she is entitled to payments and benefits under the Plan that are not provided to him or her or who disagrees with a decision to require him or her to repay an amount under the Plan the Eligible Executive or his authorized representative (the “Claimant”) may submit a claim to the Plan Administrator in writing. Within ninety (90) days after receiving a claim, the Claimant will be notified of the Plan Administrator's decision with respect to the Claim. The ninety (90)-day period may be extended by the Plan Administrator up to an additional ninety (90)-day period if special circumstances require an extension of time to consider the claim. If the Plan Administrator extends the ninety (90)-day period, the Claimant will be notified in writing before the expiration of the initial ninety (90)-day period as to the length of the extension and the special circumstances that necessitate the extension. A claim will be deemed denied if the Plan Administrator fails to notify the Participant within 90 days after receipt of the claim, plus any extension of time for processing the claim not to exceed 90 additional days, as special circumstances require. If the claim is denied, the Plan Administrator shall set forth in writing (which notice may be electronic) the reasons for the denial; the relevant provisions of the Plan on which the decision is made; a description of the Plan’s claim appeal procedures; and, if additional material or information is necessary to perfect the claim, an explanation of why such material or information is necessary. The notice will also include a statement regarding the procedures for the Claimant to file a request for review of the claim denial as set forth in the “Appeal Procedures” sub-section below. b. Appeal Procedures If a claim has been denied by the Plan Administrator and the Claimant wishes further consideration and review of his or her claim, he or she must file a written appeal of the denial of the claim to the Plan Administrator no later than sixty (60) days after the receipt of the written notification of the Plan Administrator’s denial. In 5 connection with his or her appeal, the Claimant may request the opportunity to review relevant documents prior to submission of a written statement, submit documents, records and comments in writing, and receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the Claimant’s claim under the Plan. The review of the appeal by the Plan Administrator will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial review of the claim. The Plan Administrator will notify the Claimant in writing (which notice may be electronic) of the Plan Administrator’s decision with respect to its review of the appeal within sixty (60) days of the receipt of the request for a review of the claim. Due to special circumstances, the Plan Administrator may extend the time to reach a decision with respect to the appeal of the claim denial, in which case the Plan Administrator will notify the Claimant in writing before the expiration of the initial 60-day period as to the length of the extension and the special circumstances that necessitate such extension and render a decision as soon as possible, but not later than one hundred twenty (120) days following the receipt of the Claimant’s request for appeal. If the appeal is denied, the Plan Administrator will set forth in writing (which notice may be electronic) the specific reasons for the denial and references to the relevant Plan provisions on which the determination of the denial is based. The notice will also include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim, and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA. Any decision on appeal will be final, conclusive and binding upon all parties. If the appeal is denied, however, the Claimant will be advised of his or her right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) following a claim denial on appeal. c. Exhaustion of Remedies under the Plan A Claimant wishing to seek judicial review of an adverse benefit determination under the Plan, whether in whole or in part, must file any suit or legal action, including, without limitation, a civil action under Section 502(a) of ERISA, within one (1) year of the date the final decision on the adverse benefit determination on review is issued or should have been issued or lose any rights to bring such an action. If any such judicial proceeding is undertaken, the evidence presented shall be strictly limited to the evidence timely presented to the Plan Administrator. A Claimant may bring an action under ERISA only after he or she has exhausted the Plan’s claims and appeal procedures. Article 12. Miscellaneous Provisions  The records of the Company with respect to employment history, compensation, absences, illnesses, and all other relevant matters shall be conclusive for all purposes of this Plan.  The respective terms and provisions of the Plan shall be construed, whenever possible, to be in conformity with the requirements of ERISA, or any subsequent laws or amendments thereto. To the extent not to conflict with the preceding sentence, the construction and administration of the Plan shall be in accordance with the laws of the state of Illinois applicable to contracts made and to be performed within the state of Illinois (without reference to its conflicts of law provisions).  Nothing contained in this Plan shall be held or construed to create any liability upon the Company to retain any employee in its service or to change the employee-at-will status of any employee. All employees shall remain subject to the same terms and conditions of employment and discharge or discipline to the same extent as if the Plan had not been put into effect. An employee’s failure to qualify for, or receive, a Severance Payment under the Plan shall not establish any right to (i) continuation or reinstatement, or (ii) any benefits in lieu of Severance Payments. 6

 The Company has the right to cancel a proposed termination of employment or reschedule a termination date at any time before your employment terminates. You will not become eligible for Severance Payments if your termination date is cancelled or if you voluntarily terminate employment before the termination date specified or rescheduled by the Company.  Severance Payments under this Plan are not intended to duplicate such (i) payments and benefits as may be provided to you under state, local, federal or non-US plant shut down, mass layoff or similar laws, such as the WARN Act or (ii) payments in the nature of severance or separation pay, termination allowances or indemnities, and/or pay or benefits in lieu of notice, pay and/or benefits for service during any notice period, or any similar type of payment or benefit under any non-US plan, program or policy, under any non-US contract or agreement or between a union, works council or other collective bargaining entity or employee representative and Knowles or any of its affiliates, or under applicable non-US laws or regulations. Should payments or benefits under such laws or other arrangements become payable to you, payments under this Plan will be offset or reduced (but not below zero) by all payments and benefits to which you are entitled under such other laws or arrangements, or alternatively, Severance Payments previously paid under this Plan will be treated as having been paid to satisfy such other benefit obligations to the extent permitted by applicable law. In either case, the Plan Administrator, in its sole discretion, will determine how to apply this provision and may override other provisions in this Plan in doing so.  At all times, payments under the Plan shall be made from the general assets of the Company.  Should any provisions of the Plan be deemed or held to be unlawful or invalid for any reason, the balance of the Plan shall remain in effect, unless it is amended or terminated as provided in the Plan.  Except as required by law, the Severance Payments will not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause such payments to be so subjected will not be recognized.  If any overpayment is made under the Plan for any reason, the Plan Administrator will have the right to recover the overpayment.  Knowles shall cause this Plan to be assumed by a successor of Knowles, whether such succession occurs by merger, asset sale or otherwise.  Any notice or other written communication required or permitted pursuant to the terms of the Plan shall have been duly given (i) immediately when delivered by hand, (ii) three days after being mailed by United States Mail, first class, postage prepaid (or such local equivalent thereof), addressed to the intended recipient at his, her or its last known address, (iii) on the next business day after deposit with a courier or overnight delivery service post paid for next-day delivery and addressed in accordance with the last known address, or (iv) immediately upon delivery by facsimile or email to the telephone number or email address provided by a party for the receipt of notice. Article 13. Definitions Cause  You have engaged in conduct that constitutes willful misconduct, dishonesty, or gross negligence in the performance of your duties; you breach your fiduciary duties to your employer; or your willful failure to carry out the lawful directions of the person(s) to whom you report;  You have engaged in conduct which is demonstrably and materially injurious to your employer, or that materially harms the reputation, good 7 will, or business of your employer;  You have engaged in conduct which is reported in the general or trade press or otherwise achieves general notoriety and which is scandalous, immoral or illegal;  You have been convicted of, or entered a plea of guilty or nolo contendere (or similar plea) to, a crime that constitutes a felony, or a crime that constitutes a misdemeanor involving moral turpitude, dishonesty or fraud;  You have been found liable in any Securities and Exchange Commission or other civil or criminal securities law action or any cease and desist order applicable to you is entered (regardless of whether or not you admit or deny liability);  You have used or disclosed, without authorization, confidential or proprietary information of Knowles or its Subsidiaries; you have breached any written agreement with the Company not to disclose any information pertaining to Knowles or its Subsidiaries or their customers, suppliers and businesses; or you have breached any agreement relating to non- solicitation, non-competition , or the ownership or protection of the intellectual property of Knowles or its Subsidiaries; or  You have breached any of the Company’s policies applicable to you, whether currently in effect or adopted after the Effective Date of the Plan. Date of The date on which you incur a termination of employment or such other date Termination on which you incur a “separation from service” determined under the provisions set forth in Section 1.409A-1(h) of the Treasury Regulations or any successor provisions. Pursuant to such provisions, you will be treated as no longer performing services for the Company when the level of services you perform for the Company decreases to a level equal to 20% or less of the average level of services performed by you during the immediately preceding thirty-six (36) months. Disability Disability shall be defined as set forth under the Company-sponsored Long- Term Disability Benefits Plan that covers you, as such plan shall be in effect from time to time. Any dispute concerning whether you are deemed to have suffered a Disability for purposes of the Plan shall be resolved in accordance with the dispute resolution procedures set forth in the Company-sponsored Long-Term Disability Benefits Plan in which you participate. Plan With respect to Severance Payments payable to the Chief Executive Officer, Administrator the Chief Financial Officer, or the Senior Vice President, Human Resources, the Compensation Committee. With respect to all other matters under the Plan, the Senior Vice President, Human Resources of Knowles or successor position. Subsidiary An entity in which Knowles owns, directly or indirectly, at least 50% of the equity or voting interests. 8

Article 14. Effective Date of Plan The Plan, as set forth herein, is effective as of April 27, 2020. 9

SUMMARY OF ERISA RIGHTS Your Rights Under ERISA The Department of Labor has issued regulations that require the Plan Administrator to provide you with a statement of your rights under ERISA with respect to this Plan. The following statement was designated by the Department of Labor to satisfy this requirement and is presented accordingly. As a participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants are entitled to: Receive Information About Your Plan and Benefits 1. Examine, without charge, all Plan documents and copies of all documents filed by Knowles with the Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration. This includes annual reports and Plan descriptions. All such documents are available for review from the Knowles Human Resources Department. 2. Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including copies of the latest annual report (Form 5500 Series) and any updated summary plan description. The Plan Administrator may charge you a reasonable fee for the copies. 3. Receive a summary of the Plan’s annual financial report. Once each year, the Plan Administrator will send you a Summary Annual Report of the Plan’s financial activities at no charge. Prudent Action by Fiduciaries In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called fiduciaries of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit under the Plan or exercising your rights under ERISA. Enforcing Your Rights If your claim for Severance Payments is denied or ignored in whole or in part, you have a right to receive a written explanation of the reason for the denial, to obtain copies of documents related to the decision without charge, and to appeal any denial, all within certain time schedules. You have the right to have your claim reviewed and reconsidered as explained in the “Claims and Appeal Procedures” section. 10

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within thirty (30) days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for Severance Payments which is denied or ignored, in whole or in part, you may file suit in a state or federal court after you have exhausted the Plan’s claims and appeal procedures as described in the section “Claims and Appeal Procedures” hereof. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous. Assistance with Your Questions If you have any questions about the Plan, you should contact the Plan Administrator through the Knowles Human Resources Department. They will be glad to help you. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest Area Office of the Employee Benefits Security Administration, Department of Labor, listed in your telephone directory, or you may contact: The Division of Technical Assistance and Inquiries Employee Benefits Security Administration, U.S. Department of Labor 200 Constitution Avenue, N.W. Washington, DC 20210 You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration at 1-866-444- 3272. Administrative Facts Plan Name Knowles Corporation Executive Severance Plan Plan Sponsor Knowles Corporation 1151 Maplewood Drive Itasca, Illinois 60143 630-250-5100 Type of Plan The Plan is a welfare benefit plan that provides severance benefits 11

Source of Contributions to Plan Employer payments from general corporate assets Plan Year The Plan Year is January 1 through December 31 Employer Identification Number 90-1002689 Plan Number 510 Plan Administrator Knowles Corporation 1151 Maplewood Drive Itasca, Illinois 60143 630-250-5100 Agent for Receiving Service of General Counsel Legal Process Knowles Corporation 1151 Maplewood Drive Itasca, Illinois 60143 630-250-5100 Legal Process can also be served on the Plan Administrator Contact Information If you have questions about this Plan, please contact Knowles Human Resources at the coordinates below and they will provide you with this information. Knowles Human Resources Phone: 630-238-5100 Fax: 630-773-3744 12